STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE
                        --------------------------------



     I, EDWARD J. FREEL,  SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY  THE  ATTACHED  IS A  TRUE  AND  CORRECT  COPY  OF  THE  CERTIFICATE  OF

INCORPORATION  OF  "INTERNET  INFINITY,  INC.",  FILED  IN  THIS  OFFICE  ON THE

TWENTY-SEVENTH DAY OF OCTOBER, A.D. 1995, AT 9 O'CLOCK A.M.

     AND I DO HEREBY  FURTHER  CERTIFY  THAT THE  FRANCHISE  TAXES HAVE NOT BEEN

ASSESSED TO DATE.



[SEAL]

                                            /s/ Edward J. Freel
                                            -----------------------------------
                                            Edward J. Freel, Secretary of State

2556220        8100                         AUTHENTICATION:  7691603

250249560                                   DATE:         10-27-95

                                                                       Exhibit 3
                                                               Page 1 of 2 Pages

                          CERTIFICATE OF INCORPORATION

                                       OF

                             INTERNET INFINITY, INC.

                             -----------------------


     FIRST. The name of this corporation shall be:

                             INTERNET INFINITY, INC.

     SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is CORPORATE AGENTS, INC.

     THIRD. The purpose or purposes of the corporation shall be:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

     One Thousand Five Hundred Common Stock Shares with No Par Value.

     FIFTH. The name and mailing address of the incorporator is as follows:

               Cheryl A. Lewis
               Corporate Agents, Inc.
               1013 Centre Road
               Wilmington, DE   19805

     SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

     IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this twenty-seventh day of October, A.D. 1995.



                                            /s/ Cheryl A. Lewis
                                            -------------------
                                            Cheryl A. Lewis
                                            Incorporator

                                                                       Exhibit 3
                                                               Page 2 of 2 Pages